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                                                                  Exhibit 99

FOR FURTHER INFORMATION

AT THE COMPANY:
Franklin A. Jacobs
Chairman/Chief Executive Officer
9387 Dielman Industrial Drive
St. Louis, MO 63132
(314) 991-9200

FOR IMMEDIATE RELEASE
THURSDAY, APRIL 1, 2004


           FALCON PRODUCTS NAMES PHILLIP J. PACEY VICE PRESIDENT,
           ------------------------------------------------------

                           CHIEF FINANCIAL OFFICER
                           -----------------------

         ST. LOUIS, MISSOURI, APRIL 1, 2004 -- Falcon Products, Inc. (NYSE:
FCP), a leading manufacturer of commercial furniture, today announced the appointment of Phillip J. Pacey as vice president and chief financial officer. Mr. Pacey will begin on May 1, 2004. Mr. Pacey will oversee finance, treasury, investor relations and tax functions and will report directly to Franklin A. Jacobs, Falcon's chairman and chief executive officer.

         Mr. Pacey most recently served as senior vice president and chief financial officer of O'Sullivan Industries Holdings, Inc., a leading manufacturer of ready-to-assemble furniture. While at O'Sullivan, he oversaw all aspects of finance, treasury and information technology. In addition, he played a key role in the financial and operational initiatives that reduced expenses and improved working capital.

         "We are pleased to have someone of Phillip's caliber," Mr. Jacobs said. "He is an accomplished executive who will be an excellent addition to our management team. We are confident that Phillip's experience and demonstrated ability to control costs will help drive Falcon's long-term growth and shareholder value."

         Mr. Jacobs continued, "We are all doing what is necessary for this company to succeed this quarter and into the future. We have taken significant steps to restructure our costs and have meaningfully reduced our breakeven point. In line with this, David Morley, our president and chief operating officer, and I have been talking about the duplication of our positions in these times of cost reductions and downsizing. We determined that it did not make sense at this time for both positions and David Morley offered to resign his position as president and chief operating officer. He will continue to consult with me on strategic alternatives as we move forward.

         "We are very appreciative for all David Morley has done these past three years," Mr. Jacobs concluded. "He has helped us strategically align our operations and drive efficiencies throughout the organization. We wish him success in his future endeavors."



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                  Falcon Products, Inc., is the leader in the commercial
furniture markets it serves, with well-known brands, the largest manufacturing base and the largest sales force. Falcon and its subsidiaries design, manufacture and market products for the hospitality and lodging, food service, office, healthcare and education segments of the commercial furniture market. Falcon, headquartered in St. Louis, Missouri, currently operates 8 manufacturing facilities throughout the world and has approximately 2,100 employees.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact, such as forward-looking statements, involve risks and uncertainties which could impact future financial performance, including, but not limited to, loss of key customers or suppliers within specific industries, availability or cost of raw materials, increased competitive pricing pressures reflecting industry conditions and general demand for products. Additional cautionary statements regarding other risk factors that could have an effect on future performance of the Company are described in Falcon's periodic filings with the Securities and Exchange Commission. Although Falcon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Falcon can give no assurance that its expectations will be attained. Any forward-looking statements represent the best judgment of Falcon as of the date of this release. Falcon disclaims any intent or obligation to update any forward-looking statements.

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